Exhibit 23.1


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Emeritus Corporation


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.





KPMG PEAT MARWICK LLP

Seattle, Washington

April 10,  1997